U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

OBSIDIAN ENERGY LTD.

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employment Identification No.)

Suite 200, 207 – 9th Avenue SW Calgary, Alberta, Canada (Address of principal executive offices)	T2P 1K3 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Shares, no par value	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is common shares, no par value, of Obsidian Energy Ltd., a corporation organized under the laws of the Province of Alberta, Canada. The description of Obsidian Energy’s common shares included under the headings “Capitalization of Obsidian Energy – Share Capital”, “Capitalization of Obsidian Energy – Common Shares” and “Dividends and Dividend Policy”, in Obsidian Energy’s Annual Information Form for the fiscal year ended December 31, 2020, attached as Exhibit 99.1 to Obsidian Energy’s Annual Report on Form 40-F for the fiscal year ended December 31, 2020, which was filed on March 29, 2021, is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 21, 2022.

OBSIDIAN ENERGY LTD.

By:	/s/ Stephen Loukas
Name: Stephen Loukas
Title: Interim President & CEO